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                                                                  Exhibit (j)(1)


                        Independent Auditors' Consent

The Board of Trustees of
  the Kent Funds:

We consent to use of our report dated February 18, 1999 for the Kent Funds as incorporated by reference herein and to the reference to our firm under the headings "Financial Highlights" in the Prospectus and "Custodian, Auditors and Counsel" and "Financial Statements" in the Statement of Additional Information included herein.




Columbus, Ohio
April 28, 1999

                                                       /s/ KPMG LLP